UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF

THE SECURITIES EXCHANGE ACT OF 1934

Ellington Residential Mortgage REIT

(Exact Name of Registrant as Specified in its Charter)

Maryland	46-0687599
(State of Incorporation)	(IRS Employer Identification No.)

53 Forest Avenue
Old Greenwich, Connecticut	06870
(Address of Principal Executive Offices)	(Zip Code)

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered
Common Shares of Beneficial Interest, $0.01 par value per share	NYSE

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box.  ☐

Securities Act registration statement file number to which this form relates (if applicable):

File No. 333-187662

Securities registered pursuant to Section 12(g) of the Act:

None.

This filing relates to the New York Stock Exchange Original Listing Application filed by Ellington Residential Mortgage REIT (the “Registrant”) on April 5, 2013.

Item 1. Description of Registrant’s Securities to be Registered.

A description of the Registrant’s common shares of beneficial interest, par value $0.01 per share, is set forth under the caption “Description of Our Shares of Beneficial Interest” in the prospectus contained in the Registration Statement on Form S-11 (Registration No. 333-187662), as initially filed with the Securities and Exchange Commission on April 1, 2013, as subsequently amended and as may be amended after the date hereof (the “Registration Statement”). Such portion of the Registration Statement is incorporated herein by reference.

Item 2. Exhibits.

None.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

ELLINGTON RESIDENTIAL MORTGAGE REIT

Date: April 29, 2013	By:	/s/ Sara Walden Brown
Sara Walden Brown
Secretary

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